SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            COSMETIC SCIENCES, INC.
      .............................................................
               (Name of Registrant as Specified In Its Charter)

      .............................................................
              (Name of Person(s) Filing Proxy Statement if other
                             than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction
        applies:
      .......................................................
     2) Aggregate number of securities to which transaction
        applies:
      .......................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is
        calculated and state how it was determined):
      .......................................................
     4) Proposed maximum aggregate value of transaction:
      .......................................................

     5) Total fee paid:
      .......................................................

[ X ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
      Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1) Amount Previously Paid:
      ..................................................
      2) Form, Schedule or Registration Statement No.
      ..................................................
      3) Filing Party:
      ..................................................
      4)Date Filed:
      ..................................................

                            COSMETIC SCIENCES, INC.

                            _______________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            _______________________


                              September 25, 1996



      The Annual Meeting of Shareholders of Cosmetic Sciences, Inc. (the "Company") will be held at the offices of Arbor Home HealthCare Holding, LLC, 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553 on Wednesday, September 25, 1996, at 10:00 a.m., for the following purposes:

      (1) To elect four directors to serve on the Board of Directors until the next annual meeting of shareholders;

      (2) To approve an amendment to the Company's Certificate of Incorporation to effect an increase in the Company's authorized shares of Common Stock, $.01 par value, to 50,000,000 shares;

      (3) To approve an amendment to the Company's Certificate of Incorporation to create a new class of authorized preferred stock which may be issued subject to such rights, preferences and limitations as shall be determined by the Board of Directors;

      (4) To approve an amendment to the Company's Certificate of Incorporation to provide for the Company to engage in the home health care business;

      (5) To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Extended Family Care Corporation;

      (6) To approve an amendment to the Company's Certificate of Incorporation to eliminate personal liability of the Company's directors to the extent permitted by
            Section 402(b) of the New York Business Corporation
            Law;

      (7) To ratify the appointment of Carpenter & Onorato, P.C. as the independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996; and

      (8) To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on September 4, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

      If you will be unable to attend the meeting and vote in person, kindly mark, sign, date and return the enclosed proxy promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

                              By Order of the Board of Directors



                              Robert Kohlmeyer, Secretary

                      COSMETIC SCIENCES, INC.
                  One Old Country Road, Suite 335
                   Carle Place, New York  11514


      The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, including financial statements, is being mailed to shareholders together with these proxy materials on or about September 9, 1996. The Annual Report contains various cautionary statements concerning the Company to which reference is hereby made.


                     _________________________

                          PROXY STATEMENT
                     _________________________

This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Cosmetic Sciences, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on Wednesday, September 25, 1996, at 10:00 A.M. at the offices of Arbor Home HealthCare Holding, LLC at 333 Earle Ovington Blvd., Suite 900, Uniondale, New York, 11553.

Voting Procedure

      Shareholders of record at the close of business on September 4, 1996 will be entitled to vote at the Meeting. On the record date, there were 19,000,226 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding, each of which is entitled to one vote at the Meeting. Holders of the Common Stock will vote as a single class as to all matters to come before the Meeting.
Of the Common Stock outstanding, Coss Holding Corporation ("Coss") owns 12,749,658 shares of Common Stock, representing in the aggregate approximately 67% of the votes entitled to be cast at the Meeting. Such shares are held in a voting trust and will be voted FOR the election of each director, FOR the approval of the various amendments to the Company's Certificate of Incorporation set forth in Proposal 2-6 below, and FOR the ratification of the appointment of auditors. See "Certain Relationships and Related Transactions."

      The By-Laws of the Company (the "By-Laws") provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. The By-Laws further provide that directors of the Company shall be elected by a plurality vote and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the By-Laws, all other matters coming before the Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

      Votes cast at the Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

      Four directors will be elected by a plurality vote of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect on the election of directors. All other matters to come before the Meeting require the approval of a majority of the Common Stock present and entitled to vote; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

      Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every shareholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Common Stock represented will be voted at the Meeting in accordance with shareholder direction. Proxies in the enclosed form will be voted FOR the election of each director, FOR the approval of the specified amendments to the Certificate of Incorporation set forth in Proposals 2-6 and FOR the ratification of the appointment of auditors unless contrary specification is made. Any shareholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A shareholder may also attend the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Except for the election of directors, approval of the amendments to the Certificate of Incorporation and the ratification of the appointment of auditors, management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Proxy Solicitation

      The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company's transfer agent, American Stock Transfer and Trust Company, will assist in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company; however, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview.


                 PROPOSAL 1. ELECTION OF DIRECTORS

      At the Meeting, four directors are to be elected to a one-year term and to hold office until his or her successor is elected and qualified. The Board of Directors consists of one class, which serves for a one-year term. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, FOR the election of each of the directors nominated to serve on the Board to serve until the fiscal 1997 Annual Meeting of Shareholders. If, contrary to present expectation, any of the nominees should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information Concerning Directors and Director Nominees

      Set forth below is certain information concerning directors and director nominees.

                                                                  Year First
                                                                  Elected A
Name of Nominee         Age         Position                       Director
Joseph Heller           32    Vice President/Director Nominee        (1)

Paul Elenio             29    Vice President/Controller/             (1)
                              Principal Financial Officer/
                              Director Nominee

Mary Ann Page           54    Acting Chief Executive Officer/        1994
                              Vice President/Director/Director
                              Nominee

Robert Kohlmeyer        41    Secretary/Treasurer/Director/          1992
                              Director Nominee

      The biographies of each of the above individuals are set forth below at "Directors, Executive Officers, Promoters and Control Persons."

(1) Mr. Heller and Mr. Elenio are nominated for election as directors for the first time at this Meeting.


Corporate Governance

      Directors are elected at the annual meeting of shareholders and hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

      The Board of Directors has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of four members.

      Executive officers serve at the discretion of the Board of Directors, subject to any employment agreement between the executive officer and the Company.

      The Board of Directors voted by unanimous written consent in lieu of formal meetings with respect to all actions taken in the year ended December 31, 1995, except for one formal meeting which all directors attended.

Compensation of Directors

      Directors and committee members who are part of management serve as such without compensation but are reimbursed for their reasonable out-of-pocket expenses in attending meetings of the Board and its committees.

Recommendation and Vote

      The Board of Directors recommends a vote "FOR" the election of the nominees listed above as directors of the Company to hold office until the next annual meeting or until their successors are elected and qualified.

PROPOSAL 2. PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
     TO EFFECT AN INCREASE IN THE COMPANY'S AUTHORIZED SHARES
               OF COMMON STOCK TO 50,000,000 SHARES

General

      The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase its authorized Common Stock from 20,000,000 to 50,000,000 shares (the "Authorized Common Stock Amendment"). The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights. At September 10, 1996, the Company had 19,000,226 shares of Common Stock issued and outstanding.

      The Authorized Common Stock Amendment is being proposed for two purposes:

      First, as set forth below in "Certain Relations and Related Transactions," Arbor Home HealthCare Holding, LLC ("Arbor") received an option in October, 1995 (the "Option") to purchase up to 13,000,000 newly issued shares of the Company for $.10 per share, in two installments of 6,500,000 shares each. Coss, which currently owns 67% of the outstanding shares of Common Stock of the Company, agreed with Arbor when it was granted the Option that it would arrange for a stockholders' meeting at which it would vote in favor of amending the Company's Certificate of Incorporation so as to provide sufficient authorized and unissued capital for Arbor to exercise its Option. Of the increase of 30,000,000 authorized shares for which shareholder approval is hereby sought, 13,000,000 will be reserved for issuance to Arbor to enable it to exercise its Option, and 17,000,000 will be available for issuance at the discretion of the Board of Directors as discussed below. Arbor has already exercised the first half of its Option for 6,500,000 shares of Common Stock by delivering to the Company a notice of exercise and by depositing $650,000 into escrow, to be released to the Company upon approval of the Authorized Common Stock Amendment.

      Second, management believes that the proposed amendment to Article FOURTH of the Certificate of Incorporation will provide several long-term advantages to the Company and its stockholders. The passage of the proposal and the resulting increase in authorized shares might enable the Company to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit, such as strategic alliances and funding of new business opportunities. Additional authorized shares could also be used to raise cash assets through sales of stock to public and private investors. With the limited number of shares currently available for such uses, it is impractical for the Company to evaluate or seek to consummate business combinations or other transactions involving the issuance of Common Stock which, if they could be accomplished, might enhance stockholder value. If additional shares are available, transactions dependent upon the issuance of additional shares of Common Stock would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future.

      In the event the proposal is passed, stockholder approval of the issuance of the 30,000,000 additional shares of Common Stock, the authorization of which is sought hereby, will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires stockholder approval.

      The proposal, if approved, would strengthen the position of management and might make the removal of management more difficult, even if such removal would be generally beneficial to the Company's stockholders. The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management.

      The Certificate of Incorporation does not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a stockholder must control the votes of a majority of the shares present and voting at a stockholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available.

      The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Certificate of Incorporation or Bylaws so as to render the takeover of the Company more difficult. Management is not aware of the existence of any other provisions in the Certificate of Incorporation or Bylaws having an anti-takeover effect, other than the Preferred Stock Amendment (Proposal 3 below).

      The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions whereby favorable business opportunities are provided, the market price may increase.

      Management has no plans at present to issue any or all of the additional shares of Common Stock, the authorization of which is hereby sought, except for the up to 13,000,000 shares reserved for issuance to Arbor upon the full or partial exercise of the Option.

Dissenters' Rights

      Pursuant to the New York Business Corporation Law, the
Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Authorized Common Stock Amendment.

Recommendation and Vote

      Approval of the Authorized Common Stock Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company to approve the Authorized Common Stock Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AUTHORIZED COMMON STOCK AMENDMENT.

      The text of the Authorized Common Stock Amendment is reproduced at the end of Proposal 3 below, along with the text of the Preferred Stock Amendment set forth therein. If one of either Proposal 2 or 3 is not approved, appropriate adjustment will be made in the text of the resolution. The text of both proposed amendments is presented together for convenience in that the voting trustee holding 67% of the Company's outstanding voting shares beneficially owned by Coss has already indicated it will vote "FOR" the approval of Proposals 2 and 3.

       PROPOSAL 3.  PROPOSED AMENDMENT TO THE CERTIFICATE OF
        INCORPORATION TO AUTHORIZE UP TO 10,000,000 SHARES
                        OF PREFERRED STOCK

      The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to the Certificate of Incorporation (the "Preferred Stock Amendment") to authorize the issuance by the Company of up to 10,000,000 shares of preferred stock (the "Preferred Stock").

      The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new business opportunities and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

      The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

      It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

      The Board of Directors is required by New York law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company, Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of these shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

      Management has no plans at present to issue any of the shares of Preferred Stock, the authorization of which is hereby sought.

Dissenters' Rights

      Pursuant to the New York Business Corporation Law, the
Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Preferred Stock Amendment.

Recommendation and Vote

      Approval of the Preferred Stock Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that the Preferred Stock Amendment is in the best interest of the shareholders of the Company. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PREFERRED STOCK AMENDMENT.

      The text of the Preferred Stock Amendment follows below, along with the text of the Authorized Common Stock Amendment.


     PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
         COSMETIC SCIENCES, INC. TO EFFECT THE AUTHORIZED
                  COMMON STOCK AMENDMENT AND THE
                     PREFERRED STOCK AMENDMENT

      Section 4 of the Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

      "4. Number of Shares. The total number of shares of stock that the Company shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of common stock (the
      "Common Stock") of the par value of one cent ($.01) each and ten million (10,000,000) shares of preferred stock (the "Preferred Stock") of the par value of one cent ($.01) each.

            "Designation of Classes; Relative Rights, etc..
      The designation, relative rights, preferences and limitations of the shares of each class are as follows:

            "The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of, any outstanding shares of the Company and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

      "Subject to the provisions of any applicable law or of the By-laws of the Company as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Company. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Company available for distribution to its shareholders.

      "Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Company, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."


       PROPOSAL 4.  PROPOSED AMENDMENT TO THE CERTIFICATE OF
      INCORPORATION TO PROVIDE THAT THE COMPANY IS AUTHORIZED
         TO ENGAGE IN PROVIDING HOME HEALTH CARE SERVICES

      The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to the Certificate of Incorporation (the "Corporate Purpose Amendment") which will delete the current reference in the Certificate of Incorporation to the Company's involvement in the business of selling cosmetics and to clarify that the Company's business is providing home health care services. The Board of Directors believes that such clarification is advisable to accurately reflect the Company's business and to delete any references to the business in which the Company is no longer engaged.

      Therefore, Paragraph 2 of the Certificate of Incorporation is proposed to be amended by deleting the first four lines thereof and replacing them as follows:

      "The Company shall be authorized to engage in the business of providing home health care services including both professional and paraprofessional care and such other services necessary or desirable in relation thereto."

Dissenters' Rights

      Pursuant to the New York Business Corporation Law, the
Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Corporate Purpose Amendment.

Recommendation and Vote

      Approval of the Corporate Purpose Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company to approve the Corporate Purpose Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CORPORATE PURPOSE AMENDMENT.


       PROPOSAL 5.  PROPOSED AMENDMENT TO THE CERTIFICATE OF
      INCORPORATION TO EFFECT A CHANGE IN THE COMPANY'S NAME

      The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to the Certificate of Incorporation (the "Name Change
Amendment") to authorize changing the Company's name to Extended
Family Care Corporation. The purpose of the change is to accurately reflect the Company's current business.

Dissenters' Rights

      Pursuant to the New York Business Corporation Law, the
Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Name Change Amendment.

Recommendation and Vote

      Approval of the Name Change Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company to approve the Name Change Amendment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE NAME CHANGE AMENDMENT.


       PROPOSAL 6.  PROPOSED AMENDMENT TO THE CERTIFICATE OF
           INCORPORATION TO LIMIT LIABILITY OF DIRECTORS

      The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to the Company's Certificate of Incorporation, consistent with Section 402(b) of the New York Business Corporation Law ("New York BCL"). Proposal 6 is a proposal to amend the Company's Certificate of Incorporation by adding a provision which, in certain cases, would eliminate the personal liability of directors of the Company for monetary damages arising from breach of fiduciary duty as a director (the "402(b) Amendment").

      The Board of Directors believes that the proposal will assist the Company in attracting and retaining qualified individuals to serve as directors and officers of the Company.
The proposal allows the Company to adopt certain provisions of the New York BCL which were authorized by the state legislature with the intention of enabling New York corporations to take measures to respond to the threat of litigation which directors of public companies face in carrying out their responsibilities and to the limited availability of directors' and officers' liability insurance. Since directors and officers of the Company may benefit from this proposal, the Board of Directors has an interest in the passage thereof by the shareholders. The Board of Directors believes, however, that adoption of the proposal is in the best interests of the Company and its shareholders.

Background

      Since 1986, many states have enacted statutes to reduce the exposure of corporate directors to litigation seeking to impose upon them heavy monetary liability for their acts or inaction in such capacity. As noted in the legislative memorandum accompanying the Act amending Section 402(b) of the New York BCL with respect to directors' liability, the purpose of the New York legislation was "to assure that qualified and experienced persons continue to be willing to serve as...directors of New York corporations by relieving them of the threat of monetary liability in connection with their duties...."  Such liability is not
eliminated or limited if the acts or omissions of directors are in bad faith, involve intentional misconduct or knowing violations of law, violate certain statutory prohibitions, or result in a profit or other advantage to the director to which he is not legally entitled. Section 402(b) of the New York BCL is an enabling provision only. Shareholder approval of an amendment to the Certificate of Incorporation is required to effect the limitation on monetary liability authorized by the statute.

Text of Proposed Amendment

      The text of the proposed amendment to be added to the Company's Certificate of Incorporation is as follows:

            "To the fullest extent permitted by the
            New York Business Corporation Law as
            presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

Reasons for the Proposed Amendment

      Directors of New York corporations are required, under the New York BCL, to perform their duties in such capacity in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.
A director may rely upon information, opinions, reports or statements (including financial statements) prepared by certain officers or employees, professional advisors or committees of the Board on which such director does not serve. Decisions made on that basis are protected by the "business judgment rule" and should not be questioned by a court in the event of a lawsuit challenging such decisions. The expense of defending such lawsuits, the frequency of unwarranted litigation and the inevitable uncertainties of applying the business judgment rule to particular facts and circumstances mean, as a practical matter, that directors must rely on indemnification arrangements and directors' and officers' liability insurance in the event of such expenses or unforeseen liability.

Effect of the Proposed Amendment

      The proposed amendment would protect each of the Company's directors against personal liability to the Company or its shareholders for any breach of duty unless a judgment or other final adjudication adverse to the directors establishes that (i) his acts or omissions were in bad faith, or (ii) involved intentional misconduct or a knowing violation of the law, or (iii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iv) his acts violated the prohibitions contained in Section 719 of the New York BCL against certain declarations of dividends, certain purchases or redemptions of its shares by the Company, certain distributions of assets after dissolution of the Company without adequately providing for its liabilities and the making of certain loans to directors. In the past, there has been no claim of the type which would be affected by the proposed amendment and none is presently pending or, to the knowledge of management of the Company, threatened. Since the amendment provides that the liability of the Company's directors is limited to the fullest extent permitted by the New York BCL "as presently in effect or hereafter amended", the amendment will further protect directors to the extent provided in any amendment to the statute, without further approval of the shareholders.

      The amendment does not reduce the fiduciary duty of a director; it only eliminates monetary damage awards to the Company and its shareholders occasioned by a breach of that duty. It does not affect equitable remedies, such as to enjoin or rescind a transaction involving a breach of fiduciary duty, although such remedies may be unavailable or ineffective with respect to a particular challenged action of the Board of Directors. The amendment does not affect a director's liability for acts taken or omitted prior to the time the amendment becomes effective (i.e., after shareholder approval and filing with the New York Secretary of State), nor does it affect the liabilities of directors who are also officers for acts taken or omitted in their capacity as officers. The limitation of liability afforded by the amendment affects only actions brought by the Company or its shareholders, and does not preclude or limit recovery of damages by third parties, nor does it affect the responsibility of directors under other laws, such as the federal securities laws. The amendment provides that any repeal or modification thereof would not affect any right or protection of a director thereunder with respect to any act or omission occurring prior to such repeal or modification.

      The Company's directors acknowledge that they and future directors may personally benefit from adoption of the proposed amendment at the potential expense of the Company's shareholders, whose right to bring claims for monetary damages against directors will be limited thereby, and that they may thus have a conflict of interest in recommending approval of the amendment. The Board of Directors believes, however, that the diligence exercised by directors stems primarily from their desire to act in the best interests of the Company, and not from a fear of monetary damage awards. Accordingly, the Board believes that the level of scrutiny and care exercised by directors will not be lessened by adoption of the proposed amendment. The Board believes that such adoption will enhance the Company's ability to attract and retain qualified individuals to serve as directors of the Company.

      Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common
Stock.

Dissenters' Rights

      Pursuant to the New York Business Corporation Law, the
Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the 402(b) Amendment.

Recommendation and Vote

      Approval of the 402(b) Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company to approve the 402(b) Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 402(B) AMENDMENT.


         PROPOSAL 7.  RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company seeks ratification by the shareholders of the Board's appointment of Carpenter & Onorato, P.C. to act as the independent auditors of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1996. One or more representatives of the auditors are expected to be available at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement at the Meeting.

      Effective February 19, 1996, the Company dismissed Rose, Michlin, Karpf & Co. ("Rose, Michlin") as its independent auditor of its financial statements. The new independent auditor to be engaged by the Company to audit the Company's financial statements, effective February 19, 1996, is Carpenter & Onorato, P.C.

      Rose, Michlin did not complete the audit of the Company's financial statements for the two most recent fiscal years 1994 and 1995. However, during these years there were no disagreements with Rose, Michlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. Further, the Company was not advised by Rose, Michlin during this period of the existence of any of the events described in Item 304(a)(1)(B) of Regulation S-B.

      The financial statements of the Company as of and for the fiscal years ended December 31, 1994 and December 31, 1995 were audited by Carpenter & Onorato, P.C. Said reports did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      The Board of Directors recommends that the shareholders ratify the appointment of Carpenter & Onorato, P.C., to act as the independent auditors of the Company for the 1996 fiscal year.


                          OTHER BUSINESS

      Management knows of no other business which is to be presented for action at the Meeting. Should any other matters properly come before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their judgment.

      It is important that proxies be returned promptly.
Therefore, shareholders who do not expect to attend in person are urged to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The  directors and executive officers of the Company are as follows:

      Name                    Age                     Position

Mary Ann Page                 54                Acting Chief Executive
                                                Officer/Vice-President/
                                                Director/Director Nominee

Patricia Cantalupo            36                Former Vice-President/
                                                Former Director

Peter P. Jackson              45                Former Chief Executive
                                                Officer of TPC

Paul Elenio                   29                Vice President/Controller/
                                                Principal Financial Officer/
                                                Director Nominee

Robert Kohlmeyer              41                Secretary/Treasurer/
                                                Director/Director Nominee

Steven Gorenstein             52                Former President and
                                                Chief Executive Officer/
                                                Former Director

Joseph Heller                 32                Vice President/Director
                                                Nominee

Mary Ann Page

      Acting Chief Executive Officer since January 1996; Vice President and Director of the Company since June 1994. Ms. Page is also President and a Director of TPC Home Care Services, Inc., the Company's majority-owned subsidiary ("TPC"). From 1991 to 1993, Ms Page held the position of Director of Training for Health Force, a national home health care agency, where she was responsible for training new franchisees in all aspects of home care personnel services. From 1988 to 1991, she held the position of Director of Franchising for Winston Franchising Corp. Ms. Page will be standing for reelection as a director at the Meeting.

Patricia Cantalupo

      Vice President and Director since 1992. Dr. Cantalupo is also a Vice President and Secretary of TPC. Dr. Cantalupo has been the principal owner of Cantalupo Chiropractic Associates, a full service multi-disciplinary Chiropractic Health Care Facility, since 1985. Dr. Cantalupo will not be standing for reelection at the Meeting, having resigned from the position of Vice President and Director in August, 1996.

Peter P. Jackson

      Mr. Jackson's employment with the Company ended in August, 1996. Mr. Jackson had been Managing Director of Business
Development since January 1996.  Mr. Jackson was Chief Executive
Officer of TPC from July 1993 to December 1995.

Paul Elenio

      Vice President and Controller of the Company since January 1996. From 1993 to 1995 Mr. Elenio held the position of Financial Reporting and Tax Supervisor for BankAmerica Mortgage, FSB, formally Arbor National Mortgage, Inc., a mortgage banking company which originated, sold and serviced residential and commercial mortgages. From 1991 to 1993, Mr. Elenio held the position of Senior Accountant for Arbor National Mortgage, Inc. Mr. Elenio is standing for election as a director for the first time at the Meeting.

Robert Kohlmeyer

      Secretary, Treasurer and Director of the Company since 1992. Mr. Kohlmeyer is also Secretary/Treasurer and Director of TPC.
Mr. Kohlmeyer has been President and Chief Operating Officer of CRK Contracting, a regional large scale electrical contracting company, since 1987. Mr. Kohlmeyer is standing for reelection as a director at the Meeting.

Steve Gorenstein

      President, Chief Executive Officer and Director of the Company since 1992. Mr. Gorenstein resigned as an officer and director in January 1996. From 1991 to present, Mr. Gorenstein has been President of Career Placements, Inc., a temporary employment agency.

Joseph Heller

      Mr. Heller was appointed Vice President of the Company in March, 1996, From August 1995 to the present, Mr. Heller has also been a Vice President of Arbor Home HealthCare Holding, LLC, a holding company which holds the option to purchase up to 40% of the currently outstanding shares of the Company. See "Certain Relationships and Related Transactions." From June 1995 to the present, Mr. Heller has also been Vice President of Corporate Planning for Arbor Management, LLC. See "Certain Relationships and Related Transactions." From 1991 to May 1995, Mr. Heller has held the positions of Vice President of Financial Analysis and Budgeting and Director of Shareholder Relations for Arbor National Mortgage, Inc. and its successor. From 1990 to 1991, Mr. Heller was an Acquisition Associate for WinStar Services, Inc., a merchant and investment banking firm. From 1987 to 1990, Mr. Heller was a Senior Analyst for Morgan Stanley & Co., a leading investment banking firm, and from 1985 to 1987, Mr. Heller was a Senior Accountant for Ernst & Young, LLP, an international accounting and consulting firm. Mr. Heller is a Certified Public Accountant; in 1991, he received a Masters degree in Business Administration from Fordham University. Mr. Heller is standing for election as a director for the first time at the Meeting.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Annual Compensation
(a)                           (b)   (c)         (d)         (e)

Name and
Principal                                                   Other
Position                      Year  Salary($)   Bonus($)    Compensation($)
Steve Gorenstein              1995  $0          $0          $0
Chief Executive Officer       1994  $0          $0          $0
President and Director        1993  $0          $0          $0


Mary Ann Page                 1995  $82,210     $6,250      $
Acting Chief Executive        1994  $66,221     $0          $
 Officer                      1993  $ 9,231     $0          $

      No officer of the Company received compensation in excess of $100,000 from 1993 - 1995. Members of the Board of Directors received no compensation of any kind for services provided as a director.

      There are no employment agreements with any officer or director of the Company or its subsidiaries.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)   Security Ownership of certain beneficial owners.

      The following sets forth the holdings of any person known by the issuer to be the beneficial owner of more than five percent of the Company's Common Stock:

                                          Amount and Nature
                  Name and Address of     of Beneficial           Percent
Title of Class    Beneficial Owner        Ownership               of Class

Common Stock      Coss Holding Corp.      12,749,658              67.1
                  1 Old Country Road
                  Suite 335
                  Carle Place, NY. 11514

Common Stock      Arbor Home HealthCare   25,749,658 (1)          80.5
                  Holding, LLC
                  333 Earle Ovington Blvd.
                  Uniondale, NY. 11553

Common Stock      Ivan Kaufman            25,749,658 (1)(2)       80.5
                  c/o Arbor Home
                  HealthCare Holding, LLC
                  333 Earle Ovington Blvd.
                  Uniondale, NY. 11553
_______________________________________

(1) Includes and gives effect to the exercise in full of options held by Arbor to purchase up to 13 million newly issued shares from the Company. Includes voting power over 12,749,658 shares owned by Coss Holding Corp. pursuant to a voting trust. (See "Certain Relationships and Related Transactions").

(2)   Ivan Kaufman owns a 99 percent interest in Arbor Home
      HealthCare Holding LLC. and is its controlling member.

(b)   Security Ownership of Management.

      The following sets forth the holdings of all of the Company's directors, executive officers and director nominees, as well as all directors and officers as a group:

                                                 Amount and Nature
                  Name and Address of            of Beneficial    Percent
Title of Class    Beneficial Owner               Ownership        of Class
Common Stock      Steven Gorenstein                   0              0
                  16 Barrington Place
                  Dix Hills, NY  11747

Common Stock      Robert Kohlmeyer (1)                0              0
                  86 Hilltop Drive
                  Smithtown, NY  11787

Common Stock      Mary Ann Page                       0              0
                  c/o Cosmetic Sciences, Inc.
                  1 Old Country Road
                  Carle Place, NY  11514

Common Stock      Patricia Cantalupo                  0              0
                  50 Harvard Drive
                  Westbury, NY  11590

Common Stock      Peter P. Jackson                 110,000 (1)       *
                  c/o Cosmetic Sciences, Inc.
                  1 Old Country Road
                  Carle Place, NY  11514

Common Stock      Paul Elenio                         0              0
                  c/o Cosmetic Sciences, Inc.
                  1 Old Country Road
                  Carle Place, NY  11514

Common Stock      Joseph Heller                       0              0
                  c/o Arbor Management, LLC
                  333 Earle Ovington Blvd.
                  Uniondale, NY  11553

Common Stock      All directors and
                  executive officers
                  as a group                       110,000           *
_____________________________________

*Less than 1%

(1) Owned by son Steven Jackson. Peter Jackson disclaims beneficial ownership of these shares.

(c)   Changes in control

      Coss has placed all of its 12,749,658 shares of the Company's Common Stock (the "Coss Shares"), representing approximately 67 percent of the currently outstanding Company Common Stock, in a voting trust. Arbor will have the right under this voting trust to direct the voting of all of the Coss Shares and to nominate a majority of the Company's Board of Directors. (See "Certain Relationships and Related Transactions".)

      In addition, pursuant to a certain Amended and Restated Option Agreement (the "Option Agreement"), dated as of October 31, 1995, by and among Arbor, Coss, Coss' shareholders, the Company, and TPC, Arbor acquired from the Company an option to purchase up to 13 million shares of the Company's Common Stock. Should this option be exercised in full, Arbor will have beneficial ownership and voting rights to 80.5 percent of the outstanding Common Stock of the Company. (See "Certain Relationships and Related Transactions".)


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to the Option Agreement, Arbor acquired from the Company an option to purchase up to 13 million shares of the Company's Common Stock as follows: (a) Arbor has an irrevocable option (the "First Option") to purchase, by June 21, 1996 (which date was extended to August 21, 1996), 6.5 million shares of the Company's Common Stock at an exercise price of $.10 per share; (b) subject to Arbor's timely exercise of the First Option and the issuance of the shares of Common Stock pursuant to such exercise, Arbor will be given the option (the "Second Option") to purchase, by November 1, 1996, up to an additional 6.5 million shares of the Company's Common Stock at an exercise price of $.10 per share. The First and Second Options are subject to adjustment in the event of stock splits and similar events.

      On August 21, 1996, Arbor exercised the First Option by delivering to the Company a notice of exercise of the First Option and by depositing $650,000 in escrow, to be released to the Company upon approval of the Authorized Common Stock Amendment.

      The Option Agreement also provides for various negative covenants in favor of Arbor with respect to actions that may be taken by Coss, its shareholders, the Company and TPC.

      Coss has placed all of its 12,749,658 shares of the Company's Common Stock (the "Coss Shares"), representing approximately 67 percent of the currently outstanding Company Common Stock, in a voting trust. Arbor has the right under this voting trust to direct the voting of all of the Coss Shares. In addition, under certain circumstances, the trustee of the voting trust is required to observe certain restrictions in the event Coss wishes to effect a sale, transfer or encumbrance of the Coss Shares. Coss will retain all economic rights in the Coss Shares, including, but not limited to, its right to dividends.

      Pursuant to a Registration Rights and Conditional Put Option Agreement (the "Registration Rights Agreement"), dated as of October 31, 1995, between Coss and the Company, the Company has agreed to register the Coss Shares for resale under the Securities Act of 1933, as amended (the "Securities Act"), upon the written demand of Coss made at any time commencing one year after the date on which the Company's Common Stock is listed on the Nasdaq Stock Market (whether as a SmallCap Market security or a National Market System security, or any equivalent or successor of the foregoing). Pursuant to the Registration Rights Agreement, the Company will be obligated to file up to three registration statements over a three-year period, with one-third of the Coss Shares (subject to certain adjustments) to be registered in each year of such three year period. Notwithstanding the foregoing, the Company has the right to reject the demand by Coss, following which Coss may require that the Company redeem the Coss Shares at a price equal to 75 percent of the average bid price in effect during the thirty trading days prior to the demand for registration. Upon the Company's rejection of the demand, Coss, at its option, may sell the Coss Shares to a party other than the Company, subject to the Company's right of first refusal on such sale. Arbor has the right to purchase the Coss Shares in lieu of the Company on the same terms and conditions granted the Company as described the two preceding sentences. In addition, Coss has been granted certain registration rights in the event the Company shall register any shares for sale under the Securities Act.

       On October 31, 1995, the Company entered into a two year Financial Services Agreement with Arbor Management, LLC ("Arbor Mgt."), in which Ivan Kaufman owns a 99% interest. This Agreement requires Arbor Mgt. to provide consulting services in the areas of finance, information systems, accounting and marketing. Arbor Mgt. receives a fee of $7,500 per month for these services. This agreement is subject to early termination if Arbor Health's First Option is not exercised or upon the listing of the Company's Common Stock on the NASDAQ Stock Market.


                           ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, which includes audited financial statements, accompanies this Proxy Statement, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material; except, however, that the financial statements included in said Annual Report shall be deemed proxy solicitation material and are hereby incorporated by reference.


                      EXHIBITS TO FORM 10-KSB

      The Company will furnish, at its cost for copying and mailing, to each person whose Proxy is being solicited, upon written request of any such person, exhibits not included with the Company's Annual Report on Form 10-KSB which accompanies this Proxy Statement. Written requests for copies of such exhibits should be directed to Joseph Heller, Vice President, Cosmetic Sciences, Inc., One Old Country Road, Suite 335, Carle Place, New York, 11514.


                       SHAREHOLDER PROPOSALS

      If any shareholder desires to present a proposal for action at the Company's fiscal 1997 annual meeting, such proposal must be in compliance with applicable laws and Securities and Exchange Commission regulations and must be received by the Company on or prior to May 11, 1997. Such proposals should be directed to Joseph Heller, Vice President, Cosmetic Sciences, Inc., One Old Country Road, Suite 335, Carle Place, New York, 11514.


                      SECTION 16 REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received by it with respect to fiscal 1995, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with, except that Coss, Steven Gorenstein, Mary Ann Page, Patricia Cantalupo, Robert Kohlmeyer, Peter Jackson and Paul Elenio failed to timely file a Form 3 - Initial Statement of Beneficial Ownership. Paul Elenio has since filed his Form 3.


                              By Order of the Board of Directors

Exhibit 13 Financial Statements included in Annual Report incorporated herein by reference